UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 11, 2007
(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-14987 (Commission File No.)	31-1333930 (IRS Employer Identification Number)
8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 11, 2007, Tween Brands, Inc. (the “Company”) entered into an interest rate swap agreement, effective December 13, 2007 (the “Swap Agreement”) between the Company and JP Morgan Chase Bank National Association. The Company entered into the Swap Agreement to mitigate the Company’s floating rate interest risk on a portion of the $175 million of the Company’s debt that is currently outstanding under the term loan piece of its credit facility executed September 12, 2007 (the “September 2007 credit facility”), as described in the Company’s quarterly report on Form 10-Q for the period ended November 3, 2007, filed on December 10, 2007. The Swap Agreement has an initial notional amount of $157.5 million and is scheduled to decline in order to reflect certain scheduled required principal payments under the term loan portion of the September 2007 credit facility. Under the Swap Agreement, the Company will receive a floating rate of interest based on 3-month LIBOR and pay a fixed interest rate of 4.212%, plus the applicable margin, through maturity of the swap in September 2012. Net payments will be made or received quarterly. The Company expects the Swap Agreement to qualify for hedge accounting under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, and accordingly, any changes in fair value should not be subject to mark to market accounting through earnings. Notwithstanding the terms of the Swap Agreement, the Company is ultimately obligated for all amounts due and payable under the credit facility.
The information contained or incorporated by reference into this Form 8-K includes various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “target,” “predict,” “believe,” “intend,” “plan,” “expect,” “hope,” “risk,” “could,” “pro forma,” “potential,” “prospects,” “outlook,” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results for 2007 and beyond to differ materially from those expressed. The following factors, among others, could affect our future financial performance and cause actual future results to differ materially from those expressed or implied in any forward-looking statements contained in or incorporated by reference into this Form 8-K: changes in consumer spending patterns, consumer preferences and overall economic conditions; decline in the demand for our merchandise; the impact of competition and pricing; the effectiveness of our brand awareness and marketing programs; our share price, a significant change in the regulatory environment applicable to our business; risks associated with our sourcing and logistics functions; the impact of modifying and implementing new information technology systems; changes in existing or potential trade restrictions, duties, tariffs or quotas; currency and exchange risks; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire and train associates; the potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of our vendors in Asia and elsewhere; acts of terrorism in the U.S. or worldwide; and other risks that may be described in other reports and filings we make with the Securities and Exchange Commission, including, but not limited to, our Forms 10-Q for the quarterly periods ended May 5, 2007, August 4, 2007, and November 3, 2007, and our Form 10-K for the fiscal year ended February 3, 2007. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included here will prove to be accurate. The inclusion of forward-looking statements should not be regarded a representation by us, or any other person, that our objectives will be achieved. The forward-looking statements made herein are based on information presently available to us, as the management of the Company. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWEEN BRANDS, INC.
Date: December 14, 2007	By:	/s/ Paul C. Carbone
Paul C. Carbone
Senior Vice President of Finance (Principal Financial Officer)